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                                                                EXHIBIT 10(g)


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                              AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                     Amended and Restated September 4, 1997

       This Non-Employee Directors Stock Option Plan (the "Plan") is established to attract, retain and compensate for service as members of the Board of Directors highly qualified individuals who are not current employees of Sysco Corporation (the "Corporation") and to enable them to increase their ownership in the Corporation's common stock. This Plan will be beneficial to the Corporation and its stockholders since it will allow these directors to have a greater personal financial stake in the Corporation through the ownership of Corporation common stock, in addition to underscoring their common interest with stockholders in increasing the value of the Corporation over the longer term.

       1. ELIGIBILITY. All members of the Corporation's Board of Directors who are not current employees of the Corporation or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in this Plan.

       2. OPTIONS. No stock options granted pursuant to this Plan ("Options") may be "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended.

       3.     SHARES AVAILABLE.

              (a) Number of Shares Available: There are hereby reserved for issuance under this Plan 200,000 shares of the Corporation's Common Stock, $1.00 par value per share ("Common Stock"), which may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

              (b) Recapitalization Adjustment: In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares to be issued under Section 4 below, in the number and kind of shares covered by outstanding Options under this Plan, and in the option price thereof, shall be made if, and in the same manner as, such adjustments are made to options issued under the Corporation's plan pursuant to which Incentive Stock Options may be granted which is then in effect.

       4. ANNUAL GRANT OF STOCK OPTIONS. If the Corporation achieves for any fiscal year an increase in after-tax earnings per share of 10% or more over after-tax earnings per share for the prior fiscal year, determined consistently with determinations made in connection with the measurement of the Corporation's performance under incentive compensation plans for management of the Corporation, or in the event such increase is not achieved, if the Board of Directors shall waive this requirement, each individual elected, re-elected or continuing as a Non-Employee Director shall automatically receive an Option for 2,000 shares of Common Stock on the first business day (the "Award Date") after the Corporation's Annual Meeting of Stockholders which follows the close of such fiscal year. Notwithstanding the foregoing, if, on the Award Date, the General Counsel of the Corporation determines, in his/her sole discretion, that the Corporation is in possession of material, undisclosed information about the Corporation, then the annual grant of Options to Non-Employee Directors shall be suspended until the second day after public dissemination of such information, and the price, exercisability dates and option period shall then be determined by reference to such later date. If Common Stock is not traded on the New York Stock Exchange ("NYSE") on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded. The foregoing notwithstanding, the first Option grant pursuant to this Plan shall be made effective as of December 12, 1994. All Option grants pursuant to this Plan shall be evidenced by a written instrument consistent with the provisions hereof.

       5. OPTION PRICE. The price of the Option shall be the last closing price of the Corporation Common Stock on the NYSE prior to the grant of the Option.

       6. OPTION PERIOD. An Option granted under the Plan shall become exercisable and shall expire in accordance with the vesting and other conditions contained on Exhibit A hereto, or in accordance with such other vesting requirements as the Board of Directors shall substitute at or after the date of grant with respect to any
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individual or group of individuals; provided, however, that no Option may be exercised later than ten years after the date of grant thereof.

       7. PAYMENT. The Option exercise price shall be paid in cash in U.S. dollars at the time the Option is exercised or in shares of Corporation Common Stock having an aggregate value equal to the Option exercise price (determined as of the first business day prior to the date of exercise, pursuant to the formula set forth in paragraph 5 above) or by a combination of cash and Common Stock.

       8. CESSATION OF SERVICE. Upon cessation of service as a Non-Employee Director (for reasons other than death), all Options, whether or not exercisable at the date of cessation of service, shall be forfeited by the grantee; provided, however, that, subject to Paragraph 3 of Exhibit A, if a grantee leaves the Board of Directors in "good standing" (for reasons other than death), such grantee's Options shall remain in effect, vest, become exercisable and expire as if the grantee had remained a Non-Employee Director of the Corporation. Whether or not a Non-Employee Director has left the Board in "good standing" shall be determined by the Corporation's Board of Directors, in its sole discretion; provided, however, that any Non-Employee Director who serves out his/her term but does not stand for re-election at the end thereof shall be deemed to have left the Board of Directors in "good standing."

       9. DEATH. Upon the death of a Non-Employee Director, only those Options which were exercisable on the date of death shall be exercisable by his/her legal representatives or heirs. Such Options must be exercised within one year from date of death or they shall be automatically forfeited (but in no event may the Options be exercised beyond the last date on which they could have been exercised had the Non-Employee Director not died).

       10. ADMINISTRATION AND AMENDMENT OF THE PLAN. This Plan shall be administered by the Board of Directors of the Corporation. This Plan may be terminated or amended by the Board of Directors as it deems advisable.
However, amendments to this Plan shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended, or with the Employee Retirement Income Security Act of 1974, as amended, or any successors thereto, or the regulations promulgated thereunder. No amendment may revoke or alter in a manner unfavorable to the grantees any Options then outstanding, nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), or any other requirement of applicable law or regulation. An Option may not be granted under this Plan after that date which is ten years from the date of stockholder approval of this Plan, but Options granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

       11. NONTRANSFERABILITY. No Option granted under this Plan is transferable other than by will or the laws of descent and distribution. During the grantee's lifetime, an Option may be exercised only by the grantee or the grantee's guardian or legal representative.

       12. COMPLIANCE WITH SEC REGULATIONS. It is the Corporation's intent that this Plan comply in all respects with Rule 16b-3 under the Act and any regulations promulgated thereunder. If any provision of this Plan is at any time found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.

       13. MISCELLANEOUS. Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted an Option under this Plan. Neither this Plan nor any actions hereunder shall be construed as giving any director any right to be retained in the service of the Corporation.

       14. EFFECTIVE DATE. This Plan shall be effective on December 1, 1994, subject to stockholder approval hereof being obtained at the Corporation's 1995 Annual Meeting of Stockholders; provided, however, that all Option grants made hereunder prior to this Plan having been approved by the Corporation's stockholders are hereby expressly made contingent upon obtaining such approval.




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                         EXHIBIT A TO SYSCO CORPORATION
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


       In addition to the conditions set out in the Plan, the exercise of an Option is contingent upon satisfying the below requirements:

       1. The fiscal year immediately prior to the fiscal year in which the Option is granted is the "Base Year" for determining if vesting requirements have been met. One-third of the total number of shares covered by an Option shall vest at the conclusion of each of the next three fiscal years of the Corporation following the Base Year, provided that the earnings per share of the Corporation increased at least 20% in such fiscal year over the Corporation's earnings per share for the prior fiscal year. If earnings per share of the Corporation should increase less than 20% in any one fiscal year over the prior fiscal year, the Option can be vested at the conclusion of any fiscal year ending within the five-year period following the date of grant of the Option (the "Vesting Period") in which earnings per share of the Corporation for the fiscal years after the Base Year have grown at a minimum rate of 15%, compounded annually, with one-third of the total number of shares covered by the Option to vest for each fiscal year after the Base Year included in the calculation of the 15% compounded minimum growth rate.

       2. If neither of the vesting requirements set out in the paragraph immediately above are met, an Option may still vest, in part or in whole, subject to the following criteria:

              (a) For any fiscal year within the Vesting Period in which the Corporation's annual return on shareholders' equity (computed in a manner consistent with the computation of the Corporation's annual return on shareholders' equity under the Corporation's incentive compensation plans for management of the Corporation) equals or exceeds 17.5% and the increase in earnings per share of the Corporation over the prior fiscal year equals or exceeds 15%, one-third of the Option will vest.

              (b) If the Corporation's average annual return on shareholders' equity (computed in a manner consistent with the computation of the Corporation's annual return on shareholders' equity under the Corporation's incentive compensation plans for management of the Corporation) for the five fiscal years ending within the Vesting Period equals or exceeds 17.5% and the increase in earnings per share of the Corporation over such five fiscal years equals or exceeds 10%, compounded annually, the Option will fully vest.

       3. If none of the vesting requirements set out above are met within the Vesting Period as to any portion of an Option, such Option (or portion thereof) will nonetheless vest and become exercisable six months prior to the expiration thereof (the "Supplemental Vesting Date") provided that the grantee of the Option (the "Grantee") continues to serve on the Corporation's Board of Directors as a Non-Employee Director on the Supplemental Vesting Date. Notwithstanding anything in Section 8 of the Plan to the contrary, if any Option (or portion thereof) has not vested by the end of the Vesting Period, said Option (or portion thereof) shall be automatically forfeited when the Grantee ceases to serve as a Non-Employee Director (for reasons other than death) if such cessation occurs prior to the Supplemental Vesting Date.

       4. Subject to the limitations set forth in the Plan, the vested portion of an Option may be exercised at any time following the conclusion of the fiscal year in which it vests, provided that at the time of exercise all of the conditions set forth in the Plan have been met. No portion of any Option may be exercised prior to one calendar year following the date of grant thereof.





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